Exhibit 1.1

EXECUTION VERSION

JOY GLOBAL

5.125% Senior Notes due 2021

Underwriting Agreement

October 6, 2011

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Joy Global Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”),

$500,000,000 principal amount of its 5.125% Senior Notes due 2021 having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 10, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture to be dated as of October 12, 2011 among the Company, Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., Continental Crushing & Conveying Inc. and LeTourneau Technologies, Inc. (collectively, the “Guarantors”) and the Trustee (such Indenture, as amended and supplemented, the “Indenture”), and will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.501% of the principal amount thereof plus accrued interest, if any, from October 12, 2011 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Section 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on October 12, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information and any Preliminary Prospectus consists of the following: the 3rd paragraph, the 3rd and 4th sentence of the 7th paragraph and the 8th and 9th paragraph under the caption “Underwriting.”

All provisions contained in the document entitled Joy Global Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

JOY GLOBAL INC.

By	/s/ Sean D. Major
Title: EVP, General Counsel and Secretary

JOY TECHNOLOGIES INC.

By	/s/ Sean D. Major
Title: Secretary

P&H MINING EQUIPMENT INC.

By	/s/ Sean D. Major
Title: Secretary

N.E.S. INVESTMENT CO.

By	/s/ Sean D. Major
Title: Secretary

CONTINENTAL CRUSHING & CONVEYING INC.

By	/s/ Sean D. Major
Title: Secretary

LETOURNEAU TECHNOLOGIES, INC.

By	/s/ Sean D. Major
Title: Secretary

Accepted: October 6, 2011

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

GOLDMAN, SACHS & CO.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Happy Hazelton
Authorized Signatory

JOY GLOBAL INC.

Debt Securities

Underwriting Agreement Standard Provisions

From time to time, Joy Global Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriters named therein shall act as representatives (the “Representatives”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. The Securities will be issued pursuant to an Indenture dated as of November 10, 2006 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture (the “Supplemental Indenture”) to be dated as of October 12, 2011 among the Company, Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., Continental Crushing & Conveying Inc. and LeTourneau Technologies, Inc. (the “Texas Guarantor”) (collectively, the “Guarantors”) and the Trustee (the Base Indenture, as amended and supplemented from time to time, including by the Supplemental Indenture , the “Indenture”), and will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder, a registration statement on Form S-3 (File No. 333-177189), including a prospectus (the “Basic Prospectus”), relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the rules and regulations of the Commission thereunder subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the date and time of effectiveness of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of the Securities will be first made (the “Time of Sale”), the Company will prepare information consisting of (i) the Preliminary Prospectus, (ii) the Term Sheet in the form of Schedule 5 hereto and (iii) any other Issuer Free Writing Prospectus identified in Schedule 4 to the Underwriting Agreement for such offering of Securities as constituting part of the Time of Sale Information (the “Time of Sale Information”).

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c) The Company and the Guarantors acknowledge and agree that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s-length contractual counterparty to the Company and the Guarantors with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the Guarantors, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to each Underwriter that:

(a) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the date of the Preliminary Prospectus and any amendment or supplement thereto, the Preliminary Prospectus (including the documents incorporated by reference therein as of the time the Preliminary Prospectus was filed with the Commission) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus (including the documents incorporated by reference therein) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements in or omissions from the Registration Statement, the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that each of the Company and the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information.

(c) Issuer Free Writing Prospectus. The Company and the Guarantors (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 4 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus and any other Time of Sale Information accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus as of its issue date and through the completion of the public offer and sale of the Securities did not, does not and will not conflict with the information contained in the Registration Statement or the Prospectus; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act.

(e) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, except as otherwise noted therein, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise disclosed therein) throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly in all material respects the information shown thereby.

(f) Organization and Good Standing. The Company and each of its significant subsidiaries, all of which are identified on Schedule 3 hereto (each a “Significant Subsidiary”), has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business as currently conducted; and the Company and each of its Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, properties, business or affairs of the Company and its subsidiaries (as defined in Section 14 hereof) taken as a whole (a “Material Adverse Effect”).

(g) No Material Adverse Change. Except as disclosed in the Registration Statement and the Time of Sale Information, since the date such information is given and as of the date of the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, (other than pursuant to the Company’s or such subsidiary’s employee benefit plans and agreements) or long-term debt of the Company or any of its subsidiaries or any adverse change in the financial condition, results of operations, properties, business or business prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company or the Guarantors to perform their obligations under the Transaction Documents (as defined below); (ii) the Company has not entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business and (iii) the Company has not declared or paid any dividend on its capital stock (other than regular quarterly cash dividends).

(h) Capitalization. All the outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(i) Due Authorization. The Company and each of the Guarantors has full right, power and authority to execute and deliver this Agreement, the Securities (including each Guarantee set forth therein) and the Supplemental Indenture (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) The Indenture. The Indenture has been duly authorized, and the Indenture has been, and at the Closing Date the Indenture will be, duly executed and delivered by the Company and each of the Guarantors and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture has been, and at the Closing Date will be, duly qualified under the Trust Indenture Act.

(k) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and assuming due authentication, execution and delivery by the Trustee in accordance with the Indenture, and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be validly and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l) Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m) Acquisition of International Mining Machinery Holdings Ltd. Nothing has come to the Company’s attention that would cause it to believe that the acquisition pursuant to that Share Purchase Agreement (the “Share Purchase Agreement”) among the Company, its wholly owned Hong Kong subsidiary, Newco Hong Kong 123 Limited and TJCC Holdings Limited dated July 11, 2011 (the “Acquisition”) will not be consummated substantially in accordance with the terms of the Share Purchase Agreement.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and to the Company’s knowledge, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (iii) in violation of any law, statute or ordinance or any rule, regulation, injunction or decree or any court or governmental agency to which their property or assets may be subject or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except, in the case of clauses (ii), (iii) and (iv) above, for any such default, violation or failure that would not, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any decree, order, rule or regulation of any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, order or authorization of any governmental agency or body or court having jurisdiction over the Company and the Guarantors is required for the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act; (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities and the Guarantees by the Underwriters or under the securities laws of Canada or any province thereof or (iii) where the failure to obtain such consents, approvals, orders or authorizations would not have a Material Adverse Effect.

(r) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no litigation or legal proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or which precludes the offering and sale of the Securities on the terms set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and Deloitte & Touche LLP who have certified certain financial statements of LeTourneau Technologies, Inc. and its subsidiaries, are each an independent registered public accounting firm with respect to the Company and its subsidiaries (in the case of Ernst & Young LLP) and LeTourneau Technologies, Inc. (in the case of Deloitte & Touche LLP) within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t) Investment Company Act. The Company is not and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(u) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(v) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent any such noncompliance, revocation, termination or impairment would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(w) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Compliance With Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no proceedings that are pending against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed that monetary sanctions of $100,000 or less will be imposed.

(y) Disclosure Controls. The Company maintains disclosure controls and procedures and internal controls over financial reporting that meet the requirements of Rule 13a-15(a) under the Exchange Act. There is, and has been, no failure on the part of the Company since October 29, 2010, to comply in all material respects with Rule 13a-15 under the Exchange Act or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(z) Accounting Controls. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company’s internal controls over financial reporting were effective as of October 29, 2010 and, to the Company’s knowledge, there have been no changes in the Company’s internal controls over financial reporting subsequent to October 29, 2010 that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(aa) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in each case as would not have a Material Adverse Effect.

(bb) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its subsidiaries is currently subject to any sanctions administered or enforced by the United States Government, including without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets

Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions (collectively, “Sanctions”); and the Company is not located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to the Sanctions.

(cc) Compliance with FCPA. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in the case of (i) – (iv) for matters which in the aggregate, are de minimus in amount.

4. Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenant and agree with each Underwriter that:

(a) Filings with the Commission. The Company will file the final Prospectus in a form approved by the Representatives with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 5 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus during the Prospectus Delivery Period, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement relating to the Securities or the Guarantees has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information relating to the Registration Statement; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act during the Prospectus Delivery Period; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 4 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”)

(b) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 5 to the Underwriting Agreement without the consent of the Company.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. If a post-effective amendment to the Registration Statement is required to be filed under the Securities Act, such post-effective amendment shall have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate executed by an Executive Vice President of the Company or the Chief Financial Officer or Chief Accounting Officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct as of the Closing Date, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect that no such event set forth in paragraphs (a), (c) and (d) above has occurred.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young LLP and Deloitte and Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter of Ernst & Young LLP delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion of Counsel for the Company. Covington & Burling LLP, and Jackson Walker L.L.P. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B and Annex C hereto, respectively.

(h) Opinion of Sean D. Major. Sean D. Major, General Counsel for the Company, shall have furnished to the Representatives, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(k) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, employees, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (b) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers who signed the Registration Statement and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the information identified in the Underwriting Agreement as being provided by the Underwriters.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall as promptly as reasonably practicable notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the

Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, employees, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors, their respective directors and officers who signed the Registration Statement and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally will pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the

Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at the address set forth in the Underwriting Agreement. Notices to the Company shall be given to it at Joy Global Inc., 4400 West National Avenue, Milwaukee, WI 53214 (fax: 414.319.8520); Attention: Michael S. Olsen, Executive Vice President, Chief Financial Officer and Treasurer, or if different, to the address set forth in the Underwriting Agreement.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

October 6, 2011

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Joy Global Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 principal amount of its 5.125% Senior Notes due 2021 having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of November 10, 2006, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture to be dated as of October 12, 2011 among the Company, Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., Continental Crushing & Conveying Inc. and LeTourneau Technologies, Inc. (collectively, the “Guarantors”) and the Trustee (such Indenture, as amended and supplemented, the “Indenture”), and will be guaranteed on a senior unsecured basis by each of the Guarantors (the “Guarantees”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.501% of the principal amount thereof plus accrued interest, if any, from October 12, 2011 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Section 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on October 12, 2011, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information and any Preliminary Prospectus consists of the following: the 3rd paragraph, the 3rd and 4th sentence of the 7th paragraph and the 8th and 9th paragraph under the caption “Underwriting.”

All provisions contained in the document entitled Joy Global Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

JOY GLOBAL INC.

By
Title:

JOY TECHNOLOGIES INC.

By
Title:

P&H MINING EQUIPMENT INC.

By
Title:

N.E.S. INVESTMENT CO.

By
Title:

CONTINENTAL CRUSHING & CONVEYING INC.

By
Title:

LETOURNEAU TECHNOLOGIES, INC.

By
Title:

Accepted: October 6, 2011

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

GOLDMAN, SACHS & CO.

By
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
Goldman, Sachs & Co.	$150,000,000
J.P. Morgan Securities LLC	150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000,000
Mizuho Securities USA Inc.	25,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,500,000
Wells Fargo Securities, LLC	12,500,000
Total	$500,000,000

Schedule 2

Representatives and Addresses for Notices:

Goldman, Sachs & Co.

Attention: Registration Department

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

(fax: 212-834-6081)

Attention: High Grade Syndicate Desk

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

New York, New York 10020

(fax: 212-901-7881)

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Certain Terms of the Securities:

Title of Securities: 5.125% Senior Notes due 2021

Aggregate Principal Amount of Securities:	$500,000,000

Maturity Date:	October 15, 2021

Interest Rate:	5.125%

Interest Payment Dates:	October 15 and April 15, commencing April 15, 2012

Record Dates:	October 1 and April 1

Guarantees: The Securities will be guaranteed by the following subsidiaries of the Company: Joy Technologies Inc., P&H Mining Equipment Inc., N.E.S. Investment Co., LeTourneau Technologies, Inc., and Continental Crushing & Conveying Inc.

Redemption Provisions: Callable at the greater of par or make-whole of Treasury plus 50 basis points Special Acquisition Redemption: In the event that (i) we do not consummate the 41.1% Acquisition by (a) if Joy Global receives regulatory approval of the 41.1% Acquisition from MOFCOM prior to July 1, 2012, July 1, 2012 or (b) if Joy Global has not received regulatory approval for the 41.1% Acquisition from MOFCOM prior to July 1, 2012, October 1, 2012 (in either case, the “Acquisition Deadline Date”) or (ii) the share purchase agreement dated as of July 11, 2011 for such 41.1% Acquisition (the “IMM Purchase Agreement”) is terminated at any time prior to the Acquisition Deadline Date, then we will have the option to redeem the Notes, in whole but not in part, on the Special Acquisition Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the interest payment date immediately preceding the Special Acquisition Redemption Date (or, if no such interest payment date has passed, the date of initial issuance) to, but excluding, the Special Acquisition Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The “Special Acquisition Redemption Date” means the earlier to occur of (1) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) after the Acquisition Deadline Date, if the 41.1% Acquisition has not been completed on or prior to the Acquisition Deadline Date, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the IMM Purchase Agreement for any reason. Terms used in this paragraph and not defined are as defined in the Preliminary Prospectus.

Schedule 3

Significant Subsidiaries

P&H Mining Equipment Inc.

Joy Technologies Inc.

N.E.S. Investment Co.

Continental Crushing & Conveying Inc.

LeTourneau Technologies, Inc.

Schedule 4

Time of Sale Information

Term	sheet substantially in the form of Schedule 5 hereto

Schedule 5

Joy Global Inc.

Pricing Term Sheet

Issuer:

Security Description:

Size:

Maturity:

Coupon:

Price:

Yield to Maturity:

Spread to Benchmark Treasury:

Benchmark Treasury:

Benchmark Treasury Price and Yield:

Interest Payment Dates:

Redemption Provisions:

Optional Redemption:

Special Acquisition Redemption:

Joy Global Inc. (“Joy Global”)

5.125% Senior Notes due 2021

$500,000,000

October 15, 2021

5.125%

99.151% of face amount

5.235%

325 basis points

2.125% due August 15, 2021

101-08 1.985%

October 15 and April 15, commencing April 15, 2012

At any time at a discount rate of Treasury plus 50 basis points, plus accrued and unpaid interest to the redemption date

In the event that (i) Joy Global does not consummate the 41.1% Acquisition by (a) if Joy Global receives regulatory approval of the 41.1% Acquisition from MOFCOM prior to July 1, 2012, July 1, 2012 or (b) if Joy Global has not received regulatory approval for the 41.1% Acquisition from MOFCOM prior to July 1, 2012, October 1, 2012 (in either case, the “Acquisition Deadline Date”) or (ii) the share purchase agreement dated as of July 11, 2011 for such 41.1% Acquisition (the “IMM Purchase Agreement”) is terminated at any time prior to the Acquisition Deadline Date, then Joy Global will have the option to redeem the Notes, in whole but not in part, on the Special Acquisition Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the interest payment date immediately preceding the Special Acquisition Redemption Date (or, if no such interest payment date has passed, the date of initial issuance) to, but excluding, the Special Acquisition Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The “Special Acquisition Redemption Date” means the earlier to occur of (1) the 30th day (or if such day is not a business day, the first business day thereafter) after the Acquisition Deadline Date, if the 41.1% Acquisition has not been completed on or prior to the Acquisition Deadline Date, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the IMM Purchase

Change of Control:

Trade Date:

Settlement:

CUSIP/ISIN:

Denominations:

Ratings (Moody’s / S&P):*

Bookrunners:

Co-Managers:

Agreement for any reason.

At 101% of principal, plus accrued and unpaid interest

to the date of repurchase

October 6, 2011

October 12, 2011 (T+3)

481165 AJ7 / US481165AJ77

$2,000 and integral multiples of $1,000 in excess thereof

[Intentionally omitted]

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Mizuho Securities USA Inc.

Mitsubishi UFJ Securities (USA), Inc.

Wells Fargo Securities, LLC

*An explanation of the significance of ratings may be obtained from the ratings agencies. Generally, ratings agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The ratings may be subject to review, revision, suspension, reduction or withdrawal at any time by Moody’s and Standard & Poor’s. Each of the security ratings above should be evaluated independently of any other security rating.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

Annex B

[Form of Opinion of Counsel of Covington & Burling LLP]

1. The Company and each Guarantor other than the Texas Guarantor (each such entity, a “Covered Guarantor” and, collectively, the “Covered Guarantors”) is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the corporate power and authority to execute and deliver the Company Agreements to which it is a party, to consummate the transactions contemplated thereby and to perform its respective obligations thereunder. The Company and each Covered Guarantor has duly authorized, executed and delivered the Supplemental Indenture and the Underwriting Agreement. The Company has duly authorized, executed and delivered the Base Indenture. The Company has duly authorized, executed and delivered the Notes.

2. Each of the Base Indenture and the Supplemental Indenture, including the Note Guarantees contained therein, constitutes the valid and binding obligation of the Companies party thereto, enforceable against each such Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. When the Notes are executed, authenticated, issued and delivered in the manner provided in the Indenture and paid for as provided in the Underwriting Agreement, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and will be entitled to the benefits of the Indenture. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

3. The Registration Statement has become effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act.

4. Except as to the financial statements, including the notes and schedules thereto, and other financial data included in the Registration Statement or the Prospectus and the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement, as to which we express no opinion, the Registration Statement, as of its effective date, each Issuer Free Writing Prospectus included in the Disclosure Package and the Prospectus, as of their respective dates, complied as to form in all material respects with the requirements of the Act. The Indenture conforms as to form in all material respects with the requirements of the Trust Indenture Act.

5. The statements in the General Disclosure Package under the captions “Description of Notes”, “Description of Debt Securities and Guarantees” and “Certain

Material United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, as of 4:30 p.m. (New York time) on the date of the Underwriting Agreement (the “Applicable Time”), are accurate in all material respects and fairly summarize the matters referred to therein. The statements in the Prospectus under the captions “Description of Notes”, “Description of Debt Securities and Guarantees” and “Certain Material United States Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, as of the date of the Prospectus and as of the date hereof, are accurate in all material respects and fairly summarize the matters referred to therein.

6. Each of the Company Agreements conforms in all material respects to the descriptions thereof contained in the General Disclosure Package and the Prospectus.

7. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of New York or the United States of America or under the DGCL is required on the part of any Company for the execution and delivery of any Company Agreement to which such Company is a party, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Company Agreements in accordance with the terms thereof, except for (i) those already obtained or made and (ii) any of the foregoing as may be required under state securities or blue sky laws and the rules and regulations promulgated thereunder.

8. The execution, delivery and performance by the Companies of each of the Company Agreements to which each such Company is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Company Agreements in accordance with the terms thereof will not (i) violate the DGCL or any New York State or federal statute, law, rule or regulation to which such Company is subject, (ii) breach the provisions of, or cause a default under, or result in the creation or imposition of any lien, charge or encumbrance upon or with respect to any property or assets of any Company under any agreement listed in Exhibit B hereto or (iii) only in the case of the Company and each Covered Guarantor, breach the provisions of the certificate of incorporation and by-laws of the Company or such Covered Guarantor.

9. None of the Companies is, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Annex C

[Form of Opinion of Jackson Walker L.L.P.]

1. The Texas Guarantor is a corporation validly existing and in good standing under the Texas Business Organizations Code, as amended (the “TBOC”), and has the corporate power and authority under the TBOC to execute and deliver the Company Agreements to which it is a party and to perform its obligations under such Company Agreements.

2. The execution and delivery by the Texas Guarantor of each of the Company Agreements to which it is a party and the performance by the Texas Guarantor of its obligations thereunder have been duly and validly authorized by all necessary corporate action of the Texas Guarantor; each of the Company Agreements to which the Texas Guarantor is a party has been duly executed and delivered by the Texas Guarantor; and each of the Company Agreements to which the Texas Guarantor is a party constitutes a valid and binding obligation of the Texas Guarantor enforceable against the Texas Guarantor in accordance with its terms, in each case except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws affecting creditors’ rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3. Neither the execution and delivery of the Company Agreements to which the Texas Guarantor is a party nor the consummation of the transactions contemplated therein will violate any provision of the Certificate of Incorporation or the Bylaws, or, to our Knowledge: (i) conflict with or violate any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator of the State of Texas applicable or relating to the Texas Guarantor or breach the provisions of, or (ii) cause a default under, or result in the creation or imposition of any lien, charge or encumbrance upon or with respect to any property or assets of the Texas Guarantor under any material agreement to which it is a party.

4. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Texas is required on the part of the Texas Guarantor for the execution and delivery of any Company Agreements to which the Texas Guarantor is a party, the issuance and sale of the Securities, the consummation of the transactions contemplated by the Company Agreements in accordance with the terms thereof, except for (i) those already obtained or made and (ii) any of the foregoing as may be required under state securities or blue sky laws and the rules and regulations promulgated thereunder.

5. The Texas Guarantor is not, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Annex D

[Form of Opinion of Sean D. Major]

1. The Company and each Guarantor other than LeTourneau Technologies, Inc., a Texas corporation (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), has the requisite power and authority to own its respective properties and to conduct the businesses in which it is engaged, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each Covered Guarantor is in good standing and is duly qualified to do business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

2. The Company has duly authorized, executed and delivered the Base Indenture.

3. The execution, delivery and performance by each Company of each of the Company Agreements to which such Company is a party, the issuance and sale of the Securities, the compliance by such Company with all applicable provisions of the Company Agreements to which such Company is a party and the consummation of the transactions therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Company is a party or by which such Company is bound or to which any of its property or assets is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect.

4. Except as set forth in the General Disclosure Package and the Prospectus, to my knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which would be required to be disclosed pursuant to Item 103 of Regulation S-K under the Exchange Act in the Company’s Annual Report on Form 10-K if such report were filed on the date hereof.

5. The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, other financial data contained therein and the Statement of Eligibility on Form T-1 filed as Exhibit 25.1 to the Registration Statement, as to which I express no opinion).

45